                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
First Commercial Corporation:


    We consent to the incorporation by reference in the Registration Statement of First Commercial Corporation on Form S-3 of our report dated January 28, 1994, relating to the consolidated balance sheet of State First Financial Corporation and subsidiaries as of December 31, 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 1993 and 1992 which report appears as Exhibit 99(a) in the December 31, 1994 Annual Report on Form 10-K of First Commercial Corporation.


                                                   /s/KPMG Peat Marwick LLP

Little Rock, Arkansas
March 7, 1996